File No. 70-8087
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      AMENDMENT NO. 10 (POST EFFECTIVE) TO

                                    FORM U-1

                             APPLICATION-DECLARATION

                                    UNDER THE

                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
                        --------------------------------

                       CENTRAL AND SOUTH WEST CORPORATION
                          1616 Woodall Rodgers Freeway
                               Dallas, Texas 75202

              (Name of companies filing this statement and address
                         of principal executive office)
                        ---------------------------------

                       CENTRAL AND SOUTH WEST CORPORATION

                 (Name of top registered holding company parent)

                        ---------------------------------

                                 Wendy G. Hargus
                                    Treasurer
                       Central and South West Corporation
                          1616 Woodall Rodgers Freeway
                                 P.O. Box 660164
                               Dallas, Texas 75202

                                 Joris M. Hogan
                         Milbank, Tweed, Hadley & McCloy
                             1 Chase Manhattan Plaza
                            New York, New York 10005

                   (Names and addresses of agents for service)

                                        1

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                  Central and South West Corporation ("CSW"), a Delaware
corporation and a registered holding company under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), hereby files this Amendment No. 10 (Post-Effective) to the Form U-1 Application-Declaration in File No. 70-8087 for the purposes of amending and restating Item 6 of such Application-Declaration. In all other respects, the Application-Declaration as previously filed will remain the same. Item 6. Exhibits and Financial Statements.
                Exhibit 1 -     Preliminary opinion of Milbank, Tweed,
                                Hadley & McCloy, counsel to CSW.

                Exhibit 2 -     Financial Statements per books as of
                                September 30, 1996.

                Exhibit 3 -     Proposed Notice of Proceeding (previously
                                filed).



                                                         1

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                                S I G N A T U R E
                                - - - - - - - - -


         Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.
                  Dated:  December 11, 1996



                                         CENTRAL AND SOUTH WEST CORPORATION



                                         By:/s/WENDY G. HARGUS
                                            Wendy G. Hargus
                                            Treasurer






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                                INDEX OF EXHIBITS

EXHIBIT                                                         TRANSMISSION
NUMBER                              EXHIBITS                       METHOD

   1                       Preliminary opinion of Milbank,      Electronic
                           Tweed, Hadley & McCloy, counsel
                           to CSW.

   2                       Financial Statements per books       Electronic
                           as of September 30, 1996.

   3                       Proposed Notice of Proceeding        Electronic
                           (previously filed).